Exhibit 99.3

INSTRUCTION TO REGISTERED HOLDER FROM BENEFICIAL OWNER

OF

7 5/8% SENIOR NOTES DUE 2018

OF

ALERIS INTERNATIONAL, INC.

PURSUANT TO THE PROSPECTUS DATED                     , 2011

To Registered Holder:

The undersigned hereby acknowledges receipt of the Prospectus dated                     , 2011 (the “Prospectus”) of Aleris International, Inc. (“Aleris”), and the accompanying Letter of Transmittal (the “Letter of Transmittal”), which constitute Aleris’s offer (the “Exchange Offer”) to exchange (1) up to $500,000,000 principal amount of its new 7 5/8% Senior Notes due 2018 (the “Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for up to $500,000,000 principal amount of its issued and outstanding 7 5/8% Senior Notes due 2018 (the “Outstanding Notes”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer with respect to the Outstanding Notes held by you for the account of the undersigned.

The aggregate face amount of the Outstanding Notes held by you for the account of the undersigned is (fill in amount):

$         of 7 5/8% Senior Notes due 2018.

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐	To TENDER the following Outstanding Notes held by you for the account of the undersigned (insert principal amount of Outstanding Notes to be tendered (if any)):

$         of 7 5/8% Senior Notes due 2018.

☐	NOT to TENDER any Outstanding Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is such beneficial owner, (ii) neither the undersigned nor any such other person has an arrangement or understanding with any person (including Aleris or any of its affiliates) to participate in the distribution of the Exchange Notes, (iii) if the undersigned or any such other person is not a broker-dealer or is a broker-dealer but will not receive Exchange Notes for its own account in exchange for Outstanding Notes, neither the undersigned nor any such other person is engaged in or intends to engage in a distribution of the Exchange Notes and (iv) neither the undersigned nor any such other person is an “affiliate” of Aleris or any of the guarantors within the meaning of Rule 405 under the Securities Act, or, if the undersigned or any such other person is such an “affiliate,” that the undersigned or any such other person will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. If the undersigned is a broker-dealer (whether or not it is also an “affiliate” of Aleris or any of the guarantors within the meaning of Rule 405 under the Securities Act) that will receive Exchange Notes for its own account in exchange for Outstanding Notes, it represents that the Outstanding Notes to be exchanged for the Exchange Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes issued in the Exchange Offer. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, a broker-dealer is not deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

SIGN HERE
Name of beneficial owner(s) (please print):
Signature(s):
Address:
Telephone Number:
Taxpayer identification or Social Security Number:
Date:

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